                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                          URBAN SHOPPING CENTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                          URBAN SHOPPING CENTERS, INC.
                           900 North Michigan Avenue
                                   Suite 1500
                            Chicago, Illinois 60611

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT
--------------------------------------------------------------------------------

                                          March 31, 1997

Dear Shareholder:

     I would like to invite you to attend our 1997 annual meeting of shareholders, which will be held on Tuesday, May 6, 1997, beginning at ten o'clock a.m., Chicago time, at the American National Bank, 1 North LaSalle Street, Chicago, Illinois 60690.

     The formal notice of the annual meeting and the proxy statement can be found on the following pages. A copy of our 1996 annual report is enclosed for your review. Also enclosed is a proxy card and a postage-paid return envelope.

     To be sure that your shares will be voted at the meeting, please complete and sign the enclosed proxy card and return it in the enclosed envelope as promptly as possible. You are encouraged to specify your choices on the matters indicated. However, it is not necessary to specify your choice on a matter if you wish to vote in accordance with the recommendation of the Board of Directors; in such event, merely executing and returning the proxy card will be sufficient.

     I hope that you will be able to attend the annual meeting. If you do, you may vote your shares in person even though you have returned a proxy.

                                          MICHAEL HILBORN
                                          Corporate Secretary

                          URBAN SHOPPING CENTERS, INC.
                           900 North Michigan Avenue
                                   Suite 1500
                            Chicago, Illinois 60611

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 1997
--------------------------------------------------------------------------------

     The annual meeting of shareholders of Urban Shopping Centers, Inc. will be held at the American National Bank, 1 North LaSalle Street, Chicago, Illinois 60690, on Tuesday, May 6, 1997, at ten o'clock a.m. Chicago time, for the following purposes:

     1. To elect nine directors to serve until the next annual meeting of shareholders and until their successors are elected and qualify;

     2. To approve the Urban Shopping Centers 1996 Incentive Unit Program;

     3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1997; and

     4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 14, 1997 as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting.

                                          By Order of the Board of Directors

                                          NEIL G. BLUHM
                                          Co-Chairman

                                          JUDD D. MALKIN
                                          Co-Chairman

Chicago, Illinois
March 31, 1997

     SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                          URBAN SHOPPING CENTERS, INC.
                           900 North Michigan Avenue
                                   Suite 1500
                            Chicago, Illinois 60611

--------------------------------------------------------------------------------

                                PROXY STATEMENT
--------------------------------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 1997

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of Urban Shopping Centers, Inc., a Maryland corporation (the "Company"), for use at the annual meeting of the Company's shareholders to be held on Tuesday, May 6, 1997, at the American National Bank, 1 North LaSalle Street, Chicago, Illinois 60690, at ten o'clock a.m., Chicago time, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

     The Company expects to first send this Proxy Statement and the enclosed form of proxy to shareholders on or about March 31, 1997.

                                 ANNUAL REPORT

     The Annual Report of the Company for the year ended December 31, 1996, including financial statements audited by KPMG Peat Marwick LLP, independent auditors, and their report thereon dated January 24, 1997, is being mailed together with this Proxy Statement to each of the Company's shareholders of record at the close of business on March 14, 1997 (the "Record Date"). In addition, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission, will be sent to any shareholder, without charge, upon written request to Urban Shopping Centers, Inc., 900 North Michigan Avenue, Suite 1500, Chicago, Illinois 60611, attention: Corporate Secretary, which is the location of the Company's executive offices.

                               VOTING OF PROXIES

     Only shareholders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), and the Company's unit voting common stock, $.01 par value per share (the "Unit Voting Stock"), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters voted upon by shareholders. Each share of Unit Voting Stock is entitled to 25 votes on all matters voted upon by shareholders. There were 16,940,896 shares of Common Stock and 340,511 shares of Unit Voting Stock outstanding on the Record Date.

     Each valid proxy returned to the Company will be voted at the Annual Meeting as indicated on the proxy or, if no indication is made with respect to a proposal, in favor of such proposal in accordance with the recommendations of the Board set forth in this Proxy Statement. The Company does not know of any matters to be presented at the Annual Meeting other than the proposals referred to on the proxies and described in this Proxy Statement. However, if any other matters are properly presented at the Annual Meeting, the persons named on the enclosed form of proxy intend to vote the shares represented by them in accordance with their best judgment pursuant to the discretionary authority granted them in the proxies.

     Any person submitting a proxy may revoke it at any time before it is exercised by so notifying the Company in writing. In addition, persons submitting proxies may elect to vote their shares in person at the Annual Meeting, although mere attendance at the Annual Meeting will not serve to revoke a proxy.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Nine directors are to be elected at the Annual Meeting, which constitutes the entire Board. Such directors will serve until the Company's next annual meeting of shareholders and until their respective successors are elected and qualify, or until their earlier resignation, death, termination or removal. Directors will be elected by a plurality of the votes cast at the Annual Meeting. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

     Each valid proxy returned to the Company will be voted at the Annual Meeting for the nine nominees listed below, unless the proxy specifies otherwise. All of the nominees listed below are members of the present Board. Messrs. Bluhm, Malkin and Dominski have been directors since inception, Ms. Getzendanner and Messrs. Digney, Rooney and Segerstrom have been directors since October 18, 1993 and Messrs. Neal and Schreiber have been directors since February 13, 1995. Biographical information for each of the nominees is set forth under the caption "Management."
                                    Nominees
                                 Neil G. Bluhm
                                James B. Digney
                              Matthew S. Dominski
                               Susan Getzendanner
                                 Judd D. Malkin
                                  John E. Neal
                               Phillip B. Rooney
                               John G. Schreiber
                              Henry T. Segerstrom

     If any nominee should unexpectedly become unavailable for service, proxies will be voted for another person selected by the Board, unless the proxy specifies otherwise.

     With respect to the election of Disinterested Directors (as noted in the "Management" section), certain affiliates ("JMB Partners") of JMB Realty Corporation ("JMB Realty") have agreed to vote their 308,867 shares of Unit Voting Stock in the same proportion as votes represented by shares of Common Stock are cast by holders of Common Stock (including JMB Partners). Additionally, JMB Partners has the right to cause the Company to nominate one less than a majority of the Board as designated by it. Messrs. Bluhm, Malkin, Dominski and Schreiber are the nominees designated by JMB Partners.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the directors and executive officers of the Company, including certain executive officers of Urban Retail Properties Co. (the "Management Company") who are deemed to be executive officers of the Company. Under the Company's Articles of Incorporation, a majority of the Board must be unaffiliated with JMB Realty and its affiliates (the "Disinterested Directors").

                 NAME                      AGE                          POSITION
                 ----                      ---                          --------
Neil G. Bluhm..........................    59     Co-Chairman of the Board of Directors
James B. Digney*.......................    50     Director
Matthew S. Dominski*...................    42     Director, President and Chief Executive Officer
Susan Getzendanner*....................    57     Director
Judd D. Malkin.........................    59     Co-Chairman of the Board of Directors
John E. Neal*..........................    47     Director
Phillip B. Rooney*.....................    52     Director
John G. Schreiber......................    50     Director
Henry T. Segerstrom*...................    73     Director
James L. Czech.........................    57     Executive Vice President
Adam S. Metz...........................    35     Executive Vice President, Treasurer and Chief
                                                  Financial Officer
Joseph M. Shrader......................    51     Senior Executive Vice President-Property Management,
                                                  of the Management Company
Ross B. Glickman.......................    47     Executive Vice President-Leasing, of the Management
                                                  Company

-------------------------
* a Disinterested Director

     The following is a summary of the experience of the directors and executive officers listed in the above table:

     Neil G. Bluhm is the President of JMB Realty. Mr. Bluhm was one of the founders of JMB Realty in 1968 and has been an executive officer and a director of JMB Realty since that time. Mr. Bluhm is a lawyer and a Certified Public Accountant.

     James B. Digney is a Senior Vice President of Metropolitan Life Insurance Company ("MetLife") and is the head of MetLife's Real Estate Investments Department. In his present position, which he has held since 1988, Mr. Digney oversees a portfolio of debt and equity real estate investments exceeding $20 billion. Prior to attaining his current post, Mr. Digney spent 13 years with MetLife in Chicago, where he held several positions and ultimately assumed responsibility for all equity and new business production. Mr. Digney is a member of the Urban Land Institute, serving on its Urban Development/Mixed Use Council. Mr. Digney currently serves as a director of MetLife Realty Group, Inc. and MetLife International Realty Shares, Inc. In addition, he serves as a Governor and member of the Executive Committee for the Real Estate Board of New York and is a member and former director of NAIOP, the Association for Commercial Real Estate.

     Matthew S. Dominski is the President and Chief Executive Officer of the Company and is the Chairman of the Management Company. From 1991 to 1993, Mr. Dominski was the Chairman of JMB Retail Properties Company, a position in which he was responsible for all retail development, management and leasing activities within affiliated entities of JMB Realty. From 1987 to 1993, Mr. Dominski was Executive Vice President of JMB Realty and from 1988 to 1993, an Executive Vice President of JMB/Urban Development Co. Mr. Dominski joined JMB Realty in 1979 in the real estate acquisition area. He became a Vice President in 1982 and has overseen over $1.3 billion of real estate developed by JMB Realty and its affiliates.

     Susan Getzendanner is a partner with the law firm of Skadden, Arps, Slate, Meagher & Flom in Chicago, Illinois, a position she has held since 1987. From 1980 to 1987, Ms. Getzendanner served as a United States Federal District Court Judge for the Northern District of Illinois. Ms. Getzendanner also is a director of the Rehabilitation Institute of Chicago and numerous not-for-profit Boards.

     Judd D. Malkin is Chairman of the Board of JMB Realty. Mr. Malkin was one of the founders of JMB Realty in 1968 and has been an executive officer and a director of JMB Realty since that time. Mr. Malkin is a Certified Public Accountant.

     John E. Neal is the President of Kemper Funds, a unit of Zurich Kemper Investments, Inc., formerly Kemper Financial Services, Inc., a position he has held since January 1996. From February 1995 to January 1996, he was the President and Chief Operating Officer of Kemper Financial Services, Inc. From July 1992 to February 1995, he was a Senior Vice President of Kemper Corporation and the head of Kemper's Real Estate Investments department. From 1974 to 1992, he served in a variety of management and executive positions within Continental Bank Corporation. Mr. Neal also serves as director of the following entities:
Community Investment Corporation, the Bank of America Community Development Corporation and the YMCA of Metropolitan Chicago.

     Phillip B. Rooney is the Chairman of F.N.B.C. of LaGrange, Inc., a multi-bank holding company, since February 1997. From November 1984 to June 1996, he was the President and Chief Operating Officer, and, from June 1996 to February 1997, the President and Chief Executive Officer, of WMX Technologies, Inc. (formerly Waste Management, Inc.). Mr. Rooney also currently serves as a director of Illinois Tool Works, Inc., the Service Master Company and the Lyric Opera of Chicago and is a member of the Board of Trustees of the University of Notre Dame.

     John G. Schreiber is President of Schreiber Investments, Inc., a company engaged in the real estate investment business, since January 1991. He is also senior advisor and partner of Blackstone Real Estate Advisors, an affiliate of the Blackstone Group, L.P. Mr. Schreiber is a Trustee of AMLI Residential Properties Trust and a Director of a number of mutual funds advised by T. Rowe Price Associates, Inc. Mr. Schreiber is also a Director of JMB Realty. Prior to his retirement as an officer of JMB Realty in 1990, Mr. Schreiber was Chairman of JMB/Urban Development Co. from its inception in 1988 until 1990, and an Executive Vice President of JMB Realty from 1979 to 1990.

     Henry T. Segerstrom is a Managing Partner of C.J. Segerstrom & Sons, a California-based real estate development company. Mr. Segerstrom joined C.J. Segerstrom & Sons, the developer of South Coast Plaza and South Coast Plaza Town Center, in 1948 and has served in his current position since 1963. In addition, Mr. Segerstrom currently serves as a director and Vice-Chairman, Endowment, of the Orange County Performing Arts Center and served as Chairman of the Board and Chief Executive Officer thereof from 1987 to 1990. Mr. Segerstrom formerly served as a director of Security Pacific National Bank and of Bank America Corporation and as an advisory director of Bank of America, NT&SA until May 1993.

     James L. Czech is an Executive Vice President of the Company and the President-Development Group of the Management Company. Prior to 1993, Mr. Czech was President of the development group of JMB Retail Properties Company since its inception. Prior to joining an affiliate of JMB Realty in 1983 in a corporate acquisition, Mr. Czech was a Senior Vice President of Federated Stores Realty, Inc., the shopping center subsidiary of Federated Department Stores, Inc., where he served in that capacity since 1981. Mr. Czech is also a Certified Public Accountant.

     Adam S. Metz is an Executive Vice President and the Treasurer, Chief Financial Officer and Director of Acquisitions of the Company. Prior to 1993, he was a Vice President in the Capital Markets group of JMB Realty, where he was employed since 1987. From 1983 to 1987, Mr. Metz worked in the Commercial Real Estate Lending Group at The First National Bank of Chicago as a Corporate Lending Officer. He received his Masters of Management degree from Northwestern University and his Bachelor's degree from Cornell University.

     Joseph M. Shrader is the Senior Executive Vice President-Property Management of the Management Company. From 1991 to 1993, Mr. Shrader was a Senior Executive Vice President of JMB Retail Properties

Company where he directed property management for over 52 million square feet of retail space located across the country. From 1978 to 1991, Mr. Shrader served as Director of Retail Operations for JMB Properties Company. Mr. Shrader is a Certified Property Manager by the Institute of Real Estate Management.

     Ross B. Glickman is the Executive Vice President-Leasing of the Management Company. From 1991 to 1993, Mr. Glickman served as an Executive Vice President and the National Director of Leasing for JMB Retail Properties Company. From 1989 to 1991, Mr. Glickman was President of Glickman Properties and, from 1983 to 1989, he was Director of Real Estate for The Limited, Inc.

BOARD COMMITTEES AND MEETINGS

     The Company has standing Audit, Nominating and Executive Compensation Committees of the Board. Four meetings of the Board were held in 1996. The Audit Committee met four times in 1996. The Nominating Committee met once in 1996. The Executive Compensation Committee met twice in 1996.

     Messrs. Digney, Schreiber and Segerstrom constitute the Audit Committee, which must consist of two independent directors. The Audit Committee makes recommendations concerning the appointment of independent public accountants, reviews with such accountants the plans and results of audits, reviews the scope of professional services provided by such accountants and anticipated fees, considers the independence of such accountants, reviews management's evaluation of the adequacy of the Company's internal accounting controls and reviews the scope of the Company's internal audit procedures.

     Messrs. Bluhm, Dominski and Rooney constitute the Nominating Committee, a majority of the members of which must be Disinterested Directors. The Nominating Committee nominates the persons to be presented to the Company's stockholders for election as directors at each annual meeting. The Nominating Committee will consider nominees recommended by shareholders of the Company if such nominations are received not more than 120 days nor fewer than 90 days prior to the anniversary of the previous year's annual meeting of shareholders and the nominating shareholder provides all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required by the Nominating Committee.

     Mr. Malkin, Ms. Getzendanner, Mr. Neal and Mr. Segerstrom constitute the Executive Compensation Committee, which must consist entirely of "disinterested directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a majority of the members of which must be Disinterested Directors. The Executive Compensation Committee determines the compensation of the Company's executive officers, reviews and makes recommendations on forms of incentive compensation, administers the Company's Option Plan and reviews and acts upon any changes to the Company's bonus incentive compensation plan and the Company's participation in the JMB 401(k) Plan and the Core Retirement Award Program. See "Option Plan," "Incentive Compensation," "401(k) Plan" and "Core Retirement Award Program" below.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding the compensation of Mr. Dominski and the Company's four other most highly compensated executive officers during 1996. The table includes compensation from all sources for services rendered to the Company and its subsidiaries during 1994, 1995 and 1996.

                                                                                       LONG-TERM COMPENSATION
                                                                                  ---------------------------------
                                                                                          AWARDS
                                                    ANNUAL COMPENSATION           -----------------------   PAYOUTS
                                            -----------------------------------   RESTRICTED   SECURITIES   -------
                                                                   OTHER ANNUAL     STOCK      UNDERLYING    LTIP
                                                                   COMPENSATION     AWARDS      OPTIONS     PAYOUTS
      NAME AND PRINCIPAL POSITION    YEAR   SALARY($)   BONUS($)       ($)           ($)        (NUMBER)      ($)
------------------------------------------------------------------------------------------------------------------
    Matthew S.
    Dominski.......................
    President, Chief Executive
    Officer and Director
                                     1994    380,000    139,346         --            --               --      --
                                     1995    396,923    133,333         --            --           65,000      --
                                     1996    433,846    146,667         --            --           65,000      --
    James L.
    Czech..........................
    Executive Vice President
                                     1994    325,000     82,063         --            --               --      --
                                     1995    337,692     78,200         --            --           18,000      --
                                     1996    352,692     81,650         --            --           15,000      --
    Ross B.
    Glickman.......................
    Executive Vice President
    of the Management Company
                                     1994    250,000     63,125         --            --               --      --
                                     1995    266,924     62,100         --            --           15,000      --
                                     1996    295,384     69,000         --            --           15,000      --
    Joseph M.
    Shrader........................
    Senior Executive Vice President
    of the Management Company
                                     1994    225,000     56,813         --            --               --      --
                                     1995    233,462     54,050         --            --           15,000      --
                                     1996    243,462     56,350         --            --           15,000      --
    Adam S.
    Metz...........................
    Executive Vice President,
    Treasurer and Chief
    Financial Officer
                                     1994    200,000     80,000         --            --               --      --
                                     1995    225,385     80,000         --            --           15,000      --
                                     1996    255,385     80,000         --            --           15,000      --


        ALL OTHER
     COMPENSATION(1)
           ($)
---
          5,424
          5,424
          5,450
          5,424
          5,424
          5,450
          4,500
          4,500
          4,500
          5,424
          5,424
          5,450
          5,424
          5,424
          5,450

-------------------------
(1) For 1994, includes, with respect to Messrs. Dominski and Metz, contributions by the Company of $4,500 each under the Cash Balance Plan and $924 each under the JMB 401(k) Plan, with respect to Messrs. Czech, Glickman and Shrader, contributions by the Management Company of $4,500 each under the Cash Balance Plan and, with respect to Messrs. Czech and Shrader, contributions by the Management Company of $924 each under the JMB 401(k) Plan. For 1995, includes, with respect to Messrs. Dominski and Metz, contributions by the Company of $4,500 each under the Core Retirement Award Program and $924 each under the JMB 401(k) Plan, with respect to Messrs. Czech, Glickman and Shrader, contributions by the Management Company of $4,500 each under the Core Retirement Award Program and, with respect to Messrs. Czech and Shrader, contributions by the Management Company of $924 each under the JMB 401(k) Plan. For 1996, includes, with respect to Messrs. Dominski and Metz, contributions by the Company of $4,500 each under the Core Retirement Award Program and $950 each under the JMB 401(k) Plan, with respect to Messrs. Czech, Glickman and Shrader, contributions by the Management Company of $4,500 each under the Core Retirement Award Program and, with respect to Messrs. Czech and Shrader, contributions by the Management Company of $950 each under the JMB 401(k) Plan.

OPTION GRANTS IN 1996

     The following table sets forth certain information with respect to individual grants of options during 1996 by the Company to each of the executive officers named in the above table.

                                                     INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                                  --------------------------------------------------------       VALUE AT ASSUMED
                                  SECURITIES     PERCENT OF                                   ANNUAL RATES OF STOCK
                                  UNDERLYING    TOTAL OPTIONS                                 PRICE APPRECIATION FOR
                                   OPTIONS       GRANTED TO      EXERCISE OR                       OPTION TERM
                                  GRANTED(1)      EMPLOYEES      BASE PRICE     EXPIRATION    ----------------------
             NAME                  (NUMBER)        IN 1996       ($/OPTION)        DATE        5%($)        10%($)
             ----                 ----------    -------------    -----------    ----------     -----        ------
Matthew S. Dominski...........      65,000          40.4%          20.3125       2/7/2006      830,300     2,104,200
James L. Czech................      15,000           9.3%          20.3125       2/7/2006      191,600       485,600
Ross B. Glickman..............      15,000           9.3%          20.3125       2/7/2006      191,600       485,600
Joseph M. Shrader.............      15,000           9.3%          20.3125       2/7/2006      191,600       485,600
Adam S. Metz..................      15,000           9.3%          20.3125       2/7/2006      191,600       485,600

AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning exercises of options during 1996 by each of the executive officers named in the above table and the year-end value of unexercised options owned by such executive officers.

                                                             NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                              SECURITIES                    UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                              ACQUIRED ON     VALUE         OPTIONS AT YEAR-END(1)               AT YEAR-END(2)
                               EXERCISE      REALIZED    ----------------------------    ------------------------------
           NAME                (NUMBER)        ($)       EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
           ----               -----------    --------    -----------    -------------     -----------     -------------
Matthew S. Dominski.......           0            --       181,667         108,333         1,058,753         922,185
James L. Czech............           0            --        46,000          27,000           269,500         229,313
Ross B. Glickman..........      25,021       110,363        11,979          25,000            65,885         212,813
Joseph M. Shrader.........           0            --        37,000          25,000           217,250         212,813
Adam S. Metz..............           0            --        37,000          25,000           217,250         212,813

-------------------------
(1) Represents aggregate options to purchase shares of Common Stock or units of partnership interest ("Units") in Urban Shopping Centers, L.P., a partnership in which the Company is the approximately 70% managing general partner and through which the Company owns most of its interests (the "Operating Partnership"). In the case of Mr. Dominski, 160,000 options are exercisable one-third each on or after November 16, 1994, November 16, 1995 and November 16, 1996, 65,000 options are exercisable one-third each on or after February 13, 1996, February 13, 1997 and February 13, 1998 and 65,000 options are exercisable one-third each on or after February 7, 1997, February 7, 1998 and February 7, 1999. In the case of Mr. Czech, 40,000 options are exercisable one-third each on or after November 16, 1994, November 16, 1995 and November 16, 1996, 18,000 options are exercisable one-third each on or after February 13, 1996, February 13, 1997 and February 13, 1998 and 15,000 options are exercisable one-third each on or after February 7, 1997, February 7, 1998 and February 7, 1999. In the case of Mr. Glickman, 11,979 options are exercisable on or after November 16, 1996, 10,000 options are exercisable one-half each on or after February 13, 1997 and February 13, 1998 and 15,000 options are exercisable one-third each on or after February 6, 1997, February 6, 1998 and February 6, 1999. In the case of Messrs. Shrader and Metz, 32,000 options are exercisable one-third each on or after November 16, 1994, November 16, 1995 and November 16, 1996, 15,000 options are exercisable one-third each on or after February 13, 1996, February 13, 1997 and February 13, 1998 and 15,000 options are exercisable one-third each on or after February 7, 1997, February 7, 1998 and February 7, 1999. All of the foregoing options are exercisable earlier in the event of a change in control of the Company.

(2) The closing price of the Common Stock on the New York Stock Exchange on December 31, 1996 was $29.00 per share. The values reflected represent the difference between such price and the option exercise prices.

OPTION PLAN

     The Company has adopted the Urban Shopping Centers 1993 Option Plan (the "Option Plan") to provide incentives to attract and retain officers and key employees and service providers. The Option Plan provides for the grant of options to purchase a specified number of shares of Common Stock or Units. A total of 1,500,000 shares of Common Stock were available for grant and available to be issued upon exchange of Units issued under the Option Plan. Of that total, 186,620 shares of Common Stock had been issued at March 14, 1997 upon exercise of options or upon exchange of Units issued upon exercise of options and options to acquire an additional 1,017,012 shares of Common Stock or Units were outstanding. In the event of certain extraordinary events, the Executive Compensation Committee may make such adjustments in the aggregate number and kind of shares of Common Stock or Units reserved for issuance, the number and kind of shares of Common Stock or Units covered by outstanding awards and the exercise prices specified therein as they may determine to be appropriate.

     Participants in the Option Plan, who may be officers or employees of, or advisors/consultants to, the Company, its subsidiaries or designated affiliates, are selected by the Executive Compensation Committee. Five executive officers, approximately 38 employees of the Operating Partnership and the Management Company who are not executive officers and one advisor/consultant are currently eligible to participate in the Option Plan. The Executive Compensation Committee also determines the terms of options granted under the Option Plan including, among other things, the individuals who receive options, whether Incentive Stock Options ("ISOs") or non-qualified options are granted, the number of shares of Common Stock or Units subject to each option and the vesting schedule applicable to each option. Directors of the Company are also eligible to participate, but, in the case of non-employee directors, only pursuant to automatic grants under a specified formula set forth in the Option Plan. See "Compensation of Directors" below.

     The Executive Compensation Committee may amend any award previously granted, prospectively or retroactively. No such amendment may impair the rights of any participant under any award without the consent of such participant (except for any amendment made to cause the Option Plan to qualify for an exemption provided by Rule 16b-3 under the Exchange Act).

     The Option Plan authorizes the Executive Compensation Committee to grant options at an exercise price determined by the Executive Compensation Committee. Such price cannot be less than 100% of the fair market value of the shares of Common Stock or Units on the date on which the option in respect thereof is granted. Subject to the limitations described below regarding real estate investment trust ("REIT") qualification and taxes, with respect to any individual, the aggregate fair market value (determined at the time the option is granted) of shares of Common Stock with respect to which ISOs may be granted under the Option Plan, which options are exercisable for the first time during any calendar year, may not exceed $100,000, and there is no limit on the number of non-qualified options that may be granted to any one individual. No option may be granted or exercised if the grant or exercise of such option could cause the Company to fail to qualify as a REIT for Federal income tax purposes or to incur additional taxes under Section 857 of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price is payable in cash or, in the case of certain employees, by an interest bearing promissory note payable within thirty days. The vesting provisions of the options are determined by the Executive Compensation Committee, except with regard to the automatic grant of options to non-employee directors. The right of any participant to exercise an option may not be transferred in any way other than by will or the laws of descent and distribution.

     Notwithstanding the foregoing references to the Executive Compensation Committee, the authority to grant and administer options awarded to Management Company employees who are not also directors or officers of the Company subject to Section 16(a) of the Exchange Act is vested in a committee of two or more directors of the Management Company. All options granted to such persons will be Unit options.

     On February 7, 1996, ISOs for 4,760 shares of Common Stock and options for 161,240 Units were granted to 45 key employees and officers, at an exercise price of $20.3125. Mr. Dominski and the Company's four other most highly compensated officers in 1996 received options in 1996 as set forth in the option grant table. See "Option Grants in 1996" above. Also, the Company's independent directors received options in 1996 as described under "Compensation of Directors" below.

LONG-TERM INCENTIVE PLANS -- AWARDS IN 1996

     The following table sets forth certain information with respect to awards made during 1996 to each of the Company's five most highly compensated executive officers under the Urban Shopping Centers 1996 Incentive Unit Program (the "Incentive Unit Program"), which was adopted by the Company in 1996 subject to shareholder approval. See "Proposal 2 -- Approval of Incentive Unit Program."

                                         NUMBER OF       PERFORMANCE OR       ESTIMATED FUTURE PAYOUTS UNDER
                                          SHARES,         OTHER PERIOD          NON-STOCK PRICE-BASED PLANS
                                          UNITS OR      UNTIL MATURATION    -----------------------------------
                                        OTHER RIGHTS       OR PAYOUT         THRESHOLD      TARGET     MAXIMUM
                                        (NUMBER)(1)        (YEARS)(2)       (NUMBER)(3)    (NUMBER)    (NUMBER)
                                        ------------    ----------------    -----------    --------    --------
Matthew S. Dominski.................       85,000              7              21,250        85,000      85,000
James L. Czech......................       27,500              7               6,875        27,500      27,500
Ross B. Glickman....................       27,500              7               6,875        27,500      27,500
Joseph M. Shrader...................       15,000              7               3,750        15,000      15,000
Adam S. Metz........................       40,000              7              10,000        40,000      40,000

-------------------------
(1) Represents aggregate Units awarded pursuant to the Incentive Unit Program adopted during 1996 and subject to shareholder approval (see "Proposal 2 -- Approval of Incentive Unit Program"). The awards may be earned over a four-year performance period from 1996 through 1999. Once earned, an award will vest one-third each over the following three-year period.

(2) Assuming four-year performance targets and three-year vesting requirements are satisfied. See footnote (1).

(3) Based upon achievement of 1996 performance target, and subject to shareholder approval of the Incentive Unit Program. Assuming that vesting requirements are fully satisfied, amounts shown will vest one-third each on January 1, 1998, 1999 and 2000.

INCENTIVE COMPENSATION

     The Company established a cash bonus incentive compensation plan for executive officers and key officers of the Company and the Management Company beginning in 1994. Under the plan, cash bonuses are awarded to executive officers and key officers covered under the plan based on the achievement of specified targets and goals for the Company. The targets are defined annual percentage increases in funds available for distribution per share. The amount of the cash bonus is based on a formula determined for each officer based on a range of 5% to 70% of base compensation. Payments under the plan for 1996 to the five most highly compensated executive officers are set forth in the "Bonus" column of the "Summary Compensation Table" above.

401(K) PLAN

     The Company and the Management Company are participating employers in the JMB Realty Corporation Employee Savings Plan (the "JMB 401(k) Plan"). The JMB 401(k) Plan permits the employees of the Company and the Management Company to defer a portion of their compensation, in accordance with the provisions of
Section 401(k) of the Code. All employees are limited to deferrals of 10% of pay not to exceed the statutory limit, for 1996, of $9,500. Those deferrals are treated for Federal income tax purposes as employer contributions. In addition, the Company and the Management Company will make a matching contribution of 10% of deferrals. All contributions to the JMB 401(k) Plan are subject to nondiscrimination requirements under the Code. The participating employer contributions other than salary deferrals are subject to a five-year graduated vesting schedule: the nonforfeitable portion for the first year of employment is 20% and for succeeding years is 40%, 60%, 80% and 100%.

     Employees of the Company and the Management Company are eligible to participate in the JMB 401(k) Plan if they meet certain requirements concerning minimum age and period of service. The JMB 401(k) Plan invests all contributions to the JMB 401(k) Plan in accordance with participants' elections among certain investment options provided through a group of mutual funds or other investment vehicles. Distributions from a participant's account are not permitted before age 59 1/2, except in the event of death, disability, certain financial hardships, or termination of employment.

     The employer contributions during 1996 by the Company and the Management Company under the JMB 401(k) Plan with respect to the five most highly compensated executive officers are set forth in footnote 1 to the "Summary Compensation Table" above.

CASH BALANCE PLAN

     Prior to 1995, employees of the Company and the Management Company received certain retirement benefits through the Retirement Plan for Employees of JMB Realty Corporation and Associated Companies (the "Cash Balance Plan"). The Cash Balance Plan provided benefits to any employee of the Company or the Management Company that completed 1,000 hours of employment (an "Eligible Employee"). An Eligible Employee received annual benefits equal to 3% of such employee's total compensation (up to the limit set by the Internal Revenue Service) together with interest thereon at the applicable rate set by the Cash Balance Plan. The Cash Balance Plan benefits vested to an Eligible Employee at 100% after five years of service. An Eligible Employee (or a beneficiary) may have received benefits earlier in certain instances including death, disability or termination of employment.

     The Cash Balance Plan was terminated by JMB Realty as of December 31, 1994 and distribution of account balances to participants was made during 1995.

CORE RETIREMENT AWARD PROGRAM

     As of January 1, 1995, JMB Realty replaced the Cash Balance Plan with the Core Retirement Award Program which is administered as part of the JMB 401(k) Plan. Under the Core Retirement Award Program, an employer contribution is made to the account of an Eligible Employee equal to 3% of such employee's total compensation (up to the limit set by the Internal Revenue Service). Such contributions are subject to the same vesting schedule as the JMB 401(k) Plan.

     The employer contributions during 1996 by the Company and the Management Company under the Core Retirement Award Program with respect to the five most highly compensated executive officers are set forth in footnote 1 to the "Summary Compensation Table" above.

COMPENSATION OF DIRECTORS

     The Company pays each of its independent directors an annual fee of $15,000 plus a fee of $1,000 for each quarterly meeting attended (in person or by telephone). Directors who are not independent are not paid any directors' fees. In addition, the Company reimburses all directors for expenses incurred in attending meetings.

     Each independent director then serving was also granted, upon reelection at the 1996 annual meeting, a ten-year option to acquire 1,500 shares of Common Stock at $22.50 per share (the fair market value on the grant date), and will annually, upon election or reelection, be granted a ten-year option to acquire an additional 1,500 shares at the fair market value on the date of the grant. Such options are not and will not be exercisable until after the first anniversary of the date of the grant.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Mr. Dominski and the Company have entered into an employment agreement, which, pursuant to its terms, runs through December 31, 1999 and which will be automatically extended for an additional year at the end of each year, subject to the right of either party to terminate by giving 25 months' prior written notice. Pursuant to the agreement, Mr. Dominski is required to devote his entire business time to the Company. The agreement provides for a minimum annual base salary of $380,000, which may be increased (but not decreased) from time to time, as well as the use of an automobile, an allowance of up to $7,500 annually for tax return and preparation services and certain additional compensation. Mr. Dominski is also entitled to a bonus of up to 70% of his annual base salary, if funds available for distribution to shareholders per share for any year exceeds, by 4% to 19.2% or more, such measure for the immediately preceding year. Pursuant to the employment agreement, all outstanding options for shares of Common Stock or Units granted to Mr. Dominski shall vest immediately upon his death, permanent disability or termination without cause or upon a "Change in Control." "Change in Control" for purposes of the agreement means (i) the acquisition by any person (other than JMB Realty and its affiliates) of 50% or more of the voting stock of the Company or 20% or more of the voting stock of the Company if such ownership exceeds that of JMB Realty and its affiliates or (ii) the approval of a merger or consolidation (other than with JMB Realty or its affiliates) resulting in a change in ownership of 20% or more of the voting stock of the Company or sale of all or substantially all of the assets of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Malkin, Ms. Getzendanner, Mr. Neal and Mr. Segerstrom served as members of the Executive Compensation Committee of the Board during 1996. See the caption "Certain Relationships and Transactions" for a description of certain relationships and transactions between the Company and JMB Realty (of which Mr. Malkin is the Chairman) and its affiliates during 1996.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     For 1996, the Company's Executive Compensation Committee has based its compensation policy for its executive officers on a variety of factors, including job responsibility, salaries paid to executive officers of other real estate companies similar to the Company and job experience and performance of such officers. The Company has established a cash bonus incentive compensation plan and the Incentive Unit Program (the latter being subject to shareholder approval) for its executive officers and key employees, which provide, respectively, for cash bonuses of 5% to 70% of base compensation based on the achievement of targeted annual increases in funds available for distribution per share and for the issuance of Units based on the achievement of targeted levels of annual and cumulative growth in funds available for distribution per share and continued employment by the Company." See "Incentive Compensation" above and "Proposal 2--Approval of Incentive Unit Program." Also, the Company has adopted the Option Plan, which authorizes the Executive Compensation Committee to grant options for Common Stock and Units to the Company's executive officers and other employees at exercise prices determined by the Executive Compensation Committee. See "Option Plan" above. Through these plans and other means, the Executive Compensation Committee intends to maintain strong links between executive officer compensation and corporate and individual performance. For example, in 1996, approximately 25% of Mr. Dominski's total compensation as the Company's Chief Executive Officer and 20% of the total compensation of the four other most highly compensated executive officers of the Company was incentive-based and paid pursuant to formula awards based upon the Company's 1996 performance.

     It is the Executive Compensation Committee's intention that, so long as it is consistent with the Company's overall compensation objectives, substantially all executive compensation be deductible for federal income tax purposes.
Section 162(m) of the Code limits the tax deduction for compensation paid to the Company's Chief Executive Officer and the other four most highly compensated officers who are employed at fiscal year end to $1 million per year, unless certain requirements are met. The Executive Compensation Committee believes that the Company's current compensation policies and arrangements will not result in compensation payments that will be non-deductible under Section 162(m) of the Code.

                        Executive Compensation Committee
                            Judd D. Malkin, Chairman
                               Susan Getzendanner
                                  John E. Neal
                              Henry T. Segerstrom

PERFORMANCE GRAPH

     The following line graph compares the percentage change in the Company's cumulative shareholder return on its shares of Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the NAREIT Equity REIT Total Return Index ("NAREIT Index") from October 6, 1993, the effective date of the Company's initial public offering, to December 31, 1996. The graph assumes the investment of $100 in the Company and each of the indices on October 6, 1993 and the reinvestment of all dividends. The NAREIT Index for October 1993 was prorated to adjust for the partial month. The return shown on the graph is not necessarily indicative of future performance.

        MEASUREMENT PERIOD           URBAN SHOPPING      NAREIT INDEX       S&P 500 INDEX
      (FISCAL YEAR COVERED)           CENTERS, INC.
10/06/93                                       100.00             100.00             100.00
12/31/93                                        93.62              92.96             101.86
12/31/94                                        91.93              95.90             103.20
12/31/95                                       108.25             110.55             141.98
12/31/96                                       159.28             149.54             174.58

                                   PROPOSAL 2

                       APPROVAL OF INCENTIVE UNIT PROGRAM

PROPOSED ADOPTION OF INCENTIVE UNIT PROGRAM

     On August 6, 1996, the Board approved, and on October 31, 1996, the Company adopted, in each case subject to approval by the Company's shareholders, the Incentive Unit Program to provide long-term incentives to those key employees of the Operating Partnership and the Management Company who will be largely responsible for achievement of the long-term goals and long-term growth of the Company. The Incentive Unit Program is a deferred compensation plan which is tied to the attainment of targeted levels of annual and cumulative growth in the Company's funds available for distribution per share.

     The Board and the Executive Compensation Committee believe that the Incentive Unit Program is an important addition to the Company's overall compensation policies which will be important in permitting the Company and its subsidiaries to attract and retain key officers and employees and believe that the proposed adoption of the Incentive Unit Program is in the best interests of the Company, its employees and its shareholders. Therefore, the Board recommends that shareholders vote for the approval of the Incentive Unit Program. Each valid proxy returned to the Company will be voted for the adoption of the Incentive Unit Program unless the proxy specifies otherwise. The affirmative vote of a majority of the votes present or represented at the Annual Meeting will be necessary to adopt this proposal. For purposes of the vote on this proposal, abstentions will be counted as votes present and represented at the Annual Meeting and will therefore have the effect of a vote cast against the proposal.

DESCRIPTION OF INCENTIVE UNIT PROGRAM

     The Incentive Unit Program will generally be administered by the Executive Compensation Committee. Participants in the Incentive Unit Program may be senior management and key employees of the Operating Partnership and the Management Company. The Executive Compensation Committee has sole and exclusive authority to select participants, and determine the awards to be made to each participant, from among those persons who are employees or otherwise provide services to the Operating Partnership, or who are officers, directors or other persons subject to Section 16(a) of the Exchange Act with respect to the Company, and the Board of Directors of the Management Company (or a committee duly authorized by it) has sole and exclusive authority to grant awards to those persons who are employees or otherwise provide services to the Management Company and who are not officers, directors or other persons subject to Section 16(a) of the Exchange Act with respect to the Company. Five executive officers and approximately 41 employees of the Operating Partnership and the Management Company who are not executive officers are currently eligible to participate in the Incentive Unit Program.

     The Incentive Unit Program establishes a four-year performance period, commencing January 1, 1996, during which participants are allocated an award of "Incentive Units" which will constitute the right to receive Units if certain performance targets and vesting requirements are satisfied. A total of 525,000 Units may be issued under the Incentive Unit Program, and accordingly 525,000 shares of Common Stock are available to be issued upon exchange of Units issued under the Incentive Unit Program. The closing price of the Common Stock on the New York Stock Exchange on March 14, 1997 was $33.75 per share.

     One-quarter of the Incentive Units initially awarded to a participant are attributable to and may be earned during each program year of the four-year performance period. The Incentive Units attributable to a program year may be earned if the targeted level of annual and cumulative growth in funds available for distribution per share for such year is met. If the annual target is not met, the awards attributable to that program year may be earned in a subsequent year if the cumulative growth target is met (including the shortfalls from prior years). The funds available for distribution goal for 1996 was $2.38 per share and increases 7% for each year through 1999. The following table provides the targets for each program year:

                                                         FUNDS
                                                     AVAILABLE FOR      ANNUAL      CUMULATIVE
PROGRAM                                              DISTRIBUTION       GROWTH        GROWTH
 YEAR                                                   TARGET          TARGET        TARGET
-------                                              -------------      ------      ----------
 1996     .........................................      $2.38(1)        7.0%(1)        7.0%
 1997     .........................................      $2.54           7.0%          14.6%
 1998     .........................................      $2.72           7.0%          22.3%
 1999     .........................................      $2.91           7.0%          30.9%

-------------------------
(1) Based on 1995 funds available for distribution of $2.22.

     The Executive Compensation Committee has determined that the target for 1996 was met.

     Once Incentive Units have been earned, the earned Incentive Units will vest one-third each year over a three-year period commencing on the first day of the calendar year subsequent to the year in which the Incentive Units were earned, provided that the participant remains in the employ of the Company or its affiliates on each such vesting date. Earned Incentive Units that have not vested will be forfeited upon termination of employment for reasons other than death or disability. Notwithstanding the foregoing, any earned Incentive Units will vest in full immediately if a participant's employment terminates by reason of death or disability or upon the occurrence of a change in control with respect to the Company. Generally, a change in control will occur if (i) any person (other than JMB Realty or its affiliates or associates) owns or controls 50% or more of the voting power or value of the Company or (ii) any person (other than JMB Realty or its affiliates or associates) owns or controls 20% or more of the voting power or value of the Company and the percentage of such ownership and control is greater than the percentage of ownership or control held by JMB Realty and its affiliates and associates.

     When Incentive Units have vested, the participant will be entitled to receive a distribution of an equivalent number of Units. During the period after Incentive Units have been earned but prior to the date such Incentive Units have vested and been distributed to the participant, the participant will be entitled to receive a cash compensation payment as of each distribution date with respect to Units equal to the participant's number of earned Incentive Units as of the record date of such distribution, multiplied by the distribution amount per Unit payable as of such distribution date.

     The Board may amend or terminate the Incentive Unit Program at any time, provided that no such amendment or termination shall materially adversely alter or impair the rights of participants with respect to awards previously made under the Incentive Unit Program.

     All of the 525,000 Incentive Units that may be issued under the Incentive Unit Program were awarded to 46 persons as of the January 1, 1996 effective date of the Incentive Unit Program, subject to shareholder approval of the Incentive Unit Program. The following table shows the awards of Incentive Units during 1996 to the Company's five most highly compensated executive officers, the Company's executive officers as a group, the Company's non-employee directors as a group and the other employees of the Operating Partnership and the Management Company as a group.

NEW PLAN BENEFITS TABLE

                                                                               NUMBER OF
                                                                               INCENTIVE
                     NAME AND POSITION                          VALUE($)(1)    UNITS(2)
                     -----------------                          -----------    ---------
Matthew S. Dominski.........................................        N/A          85,000
James L. Czech..............................................        N/A          27,500
Ross B. Glickman............................................        N/A          27,500
Joseph M. Shrader...........................................        N/A          15,000
Adam S. Metz................................................        N/A          40,000
Executive Officers as a Group...............................        N/A         195,000
Non-Officer Directors as a Group............................         --              --
Non-Executive Officer Employees as a Group..................        N/A         330,000

-------------------------
(1) The dollar value of Incentive Units awarded under the Incentive Unit Program is not determinable at this time.

(2) Represents aggregate Incentive Units awarded during 1996, subject to shareholder approval and satisfaction of the performance and vesting requirements described above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1996, the Management Company realized $579,000 in net operating income, as defined in its Certificate of Incorporation. Pursuant to the Management Company's Certificate of Incorporation, 95%, or $550,000, of such amount was paid or payable as a dividend to Penn Square Mall Limited Partnership ("PSMLP"), which owns all of the preferred stock of the Management Company and in which the Operating Partnership owns a 99% limited partnership interest, and 5%, or $29,000, was paid or payable as a dividend to an affiliate of JMB Realty. Pursuant to agreements made in connection with the formation of the Company, during 1996 an affiliate of JMB Realty and PSMLP contributed $1,838,000 (95%) and $97,000 (5%), respectively, to the Management Company as additional capital to pay for the carrying costs of the Management Company Parcels.

     In 1996, the Company completed an acquisition of all of the interests in the Old Orchard Shopping Center from both an unaffiliated third party and an affiliate of JMB Realty for an aggregate price of $106,577,000, subject to a $159,804,000 first mortgage. The unaffiliated third party received a cash payment of $78,577,000, prior to customary prorations, for its approximate 74 percent interest and the JMB Realty affiliate received $28,000,000 in preferred units in the Operating Partnership for its approximate 26 percent interest. The purchase price for the interest acquired from the JMB Realty affiliate was determined based on the purchase price negotiated with the unaffiliated third party for its interest. The preferred units issued to the JMB Realty affiliate are entitled to aggregate distributions of $1,960,000 per annum and to an aggregate liquidation preference of $28,000,000, in each case payable as a preference to any other distributions by the Operating Partnership solely out of cash flow from the Old Orchard Shopping Center unless and until such time as the Operating Partnership sells all or any substantial part of the center. The preferred units are convertible by the holders into Units and are redeemable by the Operating Partnership for cash beginning on December 18, 2003. In connection with the Old Orchard acquisition, the JMB Realty affiliate also purchased 42,424 shares of Unit Voting Stock from the Company for $1,135,000 in cash. The Old Orchard acquisition was unanimously approved by the Disinterested Directors.

     During 1996, the Management Company provided property management, leasing and development services for two of the Company's properties. During 1996, the Company and the Operating Partnership incurred an aggregate of $1,366,000 in fees to the Management Company for such services. During 1996, the Operating Partnership provided its own property management services to six of the Company's wholly owned properties. In connection therewith, the Operating Partnership is party to a services agreement with the Management Company to provide supervisory services by Management Company personnel at 105% of the Management Company's cost thereof. During 1996, the Operating Partnership incurred $603,000 to the

Management Company for such services. The Management Company also provides property management, leasing and development services for certain retail properties owned or controlled by JMB Realty and its affiliates. The terms of any such services must be approved by a majority of the disinterested directors of the Management Company. Management fees are generally in the range of 3-6% of collected revenue from the managed property, and leasing fees are generally equal to $2 to $5 per square foot of rented space. For any such development services, the Management Company charges an amount intended to approximate fair market value. During 1996, JMB Realty and its affiliates incurred an aggregate of $9,787,000 in fees to the Management Company for management, leasing and development services. In 1996, the Management Company received $2,263,000 in property management, leasing and development fees from MetLife. Mr. Digney, a Director of the Company, is a Senior Vice President of MetLife.

     The Company and the Management Company sublease office space from an affiliate of JMB Realty. The net rent paid during 1996 under the sublease for home office space was $3,000,000. All other allocated rent expense paid under such subleases, including for regional offices, was $822,000 during 1996, of which $421,000 represented net rent.

     The Management Company provides certain administrative services to JMB Realty and its affiliates. During 1996, the Management Company received $198,000 in payment for such services.

     Pursuant to a corporate services agreement, the Company, the Operating Partnership and the Management Company provide various managerial, administrative, accounting, investor relations and other services relative to the operations and administration of such entities. The corporate services agreement provides for the parties to reimburse each other quarterly for costs incurred under that agreement. During 1996, reimbursements incurred pursuant to the corporate services agreement were as follows: by the Company to the Operating Partnership, $184,000; by the Company to the Management Company, $31,000; and by the Management Company to the Operating Partnership, $401,000.

     The Company and the Operating Partnership utilize JMB Insurance Agency, Inc., an affiliate of JMB Realty, to provide insurance brokerage services for their properties and expect to continue to do so in the future. The terms of such services must be approved on an annual basis by a majority of the Disinterested Directors. During 1996, the Company and the Operating Partnership incurred an aggregate of $161,000 to JMB Insurance Agency, Inc. for insurance brokerage services.

                               SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of the shares of Common Stock and Unit Voting Stock as of the Record Date for (1) each person who is known to the Company to have been the beneficial owner of more than five percent of the shares of Common Stock or Unit Voting Stock outstanding on the Record Date, (2) each director and executive officer of the Company and (3) the Company's directors and executive officers as a group. The number of shares of Common Stock beneficially owned by a person includes shares of Common Stock into which Units or shares of Unit Voting Stock beneficially owned by the person are exchangeable and shares of Common Stock issuable with respect to options held by the person which are exercisable within 60 days. Any holder of Units and Unit Voting Stock may exchange one share of Unit Voting Stock together with 24 Units for 25 shares of Common Stock. The percent of Common Stock beneficially owned by a person assumes that all shares of Unit Voting Stock and Units held by the person are exchanged for shares of Common Stock and all options held by the person which are exercisable within 60 days are exercised and that none of the shares of Unit Voting Stock or Units or options held by other persons are so exchanged or exercised. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and dispositive power.

                                              SHARES OF      PERCENT OF    SHARES OF UNIT   PERCENT OF UNIT
                                             COMMON STOCK   COMMON STOCK    VOTING STOCK     VOTING STOCK
                                             BENEFICIALLY   BENEFICIALLY    BENEFICIALLY     BENEFICIALLY
  NAME AND ADDRESS OF BENEFICIAL OWNER(1)       OWNED          OWNED           OWNED             OWNED
  ---------------------------------------    ------------   ------------   --------------   ---------------
Center Partners, Ltd.(2)...................   4,149,794         20.9%         111,338             32.7%
Urban-Water Tower Associates(3)............   2,267,800         11.8%          90,712             26.6%
Water Tower Associates-I, L.P.(3)..........   2,267,800         11.8%          90,712             26.6%
Urban Investment & Development Co.(3)(4)...   3,747,439         18.4%         138,424             40.7%
JMB/Miami Investors, L.P.(5)...............     417,025          2.4%          16,681              4.9%
JMB Realty Corporation(2)(3)(4)(5).........   8,314,258         35.0%         266,443             78.2%
1975 Judd D. Malkin Life Insurance
  Trust(6).................................   8,314,258         35.0%         266,443             78.2%
Old Orchard Trust(7).......................           0            0%          42,424             12.5%
FMR Corp.(8)...............................   1,511,600          8.9%               0                0%
Wellington Management Company, LLP(9)......   1,324,300          7.8%               0                0%
Cohen & Steers Capital Management,
  Inc.(10).................................   1,214,100          7.2%               0                0%
Neil G. Bluhm(11)..........................   8,314,258         35.0%         266,443             78.2%
James B. Digney(12)........................       6,000             *               0                0%
Matthew S. Dominski(12)....................     303,152          1.8%           1,052                 *
Susan Getzendanner(12).....................       6,000             *               0                0%
Judd D. Malkin.............................           0            0%               0                0%
John E. Neal(12)...........................       8,228             *               0                0%
Phillip B. Rooney(12)(13)..................      11,543             *               0                0%
John G. Schreiber..........................       1,000             *               0                0%
Henry T. Segerstrom(12)(14)................     582,250          3.3%          23,050              6.8%
James L. Czech(12).........................     112,596             *           2,223                 *
Ross B. Glickman(12).......................      26,979             *               0                0%
Adam S. Metz(12)...........................      47,750             *               0                0%
Joseph M. Shrader(12)......................      47,045             *               0                0%
All directors and executive officers as a
  group (13 persons).......................   9,466,801         38.4%         292,768             86.0%

-------------------------
  *  less than 1%

 (1) Unless otherwise noted, the address for each of the persons or entities is 900 North Michigan Avenue, Chicago, Illinois 60611.

 (2) Center Partners, Ltd. is a limited partnership, the sole general partner of which is JMB Realty.

 (3) Urban-Water Tower Associates is a general partnership, the general partners of which are Urban Investment & Development Co. and Water Tower Associates-I, L.P. JMB Realty is the managing general partner of Urban Investment & Development Co. and the sole general partner of Water Tower Associates-I, L.P.

 (4) Urban Investment & Development Co. is a general partnership, the managing general partner of which is JMB Realty.

 (5) JMB Realty is the beneficial owner of 75% of the stock of the general partner of JMB/Miami Investors, L.P.

 (6) The 1975 Judd D. Malkin Life Insurance Trust, the co-trustees of which are Cary J. Malkin, Stephen J. Malkin, Barry A. Malkin, H. Rigel Barber and Neil G. Bluhm, may be deemed to beneficially own and to share voting and dispositive power with respect to the shares of Common Stock and Unit Voting Stock beneficially owned by JMB Realty. The 1975 Judd D. Malkin Life Insurance Trust is a significant stockholder of JMB Realty. The 1975 Judd
     D. Malkin Life Insurance Trust disclaims beneficial ownership of the shares of Common Stock and Unit Voting Stock beneficially owned by JMB Realty.

 (7) The co-trustees of the Old Orchard Trust are H. Rigel Barber, Jeffrey A. Gluskin and Gary A. Nickele.

 (8) Information with respect to beneficial ownership of FMR Corp. is included herein in reliance on a Schedule 13G dated February 14, 1997 filed by FMR Corp. with the Securities and Exchange Commission. The Schedule 13G indicates that Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 1,385,900 shares of Common Stock and that Fidelity Management Trust Company is the beneficial owner of 125,700 shares of Common Stock as a result of acting as investment adviser to several investment companies. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

 (9) Information with respect to beneficial ownership of Wellington Management Company, LLP is included herein in reliance on a Schedule 13G dated February 10, 1997 filed by Wellington Management Company, LLP with the Securities and Exchange Commission. The Schedule 13G indicates that Wellington Management Company, LLP, in its capacity as investment advisor, may be deemed the beneficial owner of 1,324,300 shares of Common Stock which are owned by numerous of its investment counselling clients. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(10) Information with respect to beneficial ownership of Cohen & Steers Capital Management, Inc. is included herein in reliance on a Schedule 13G dated February 11, 1997 filed by Cohen & Steers Capital Management, Inc. with the Securities and Exchange Commission. The Schedule 13G indicates that Cohen & Steers Capital Management, Inc., in its capacity as investment advisor, may be deemed the beneficial owner of 1,214,100 shares of Common Stock which are owned by numerous of its investment advisory clients. The address of Cohen & Steers Capital Management, Inc. is 757 Third Avenue, New York, New York 10017.

(11) Mr. Bluhm may be deemed to beneficially own and to share voting and dispositive power with respect to the shares of Common Stock and Unit Voting Stock beneficially owned by JMB Realty. Mr. Bluhm is a significant stockholder of JMB Realty and is a co-trustee of certain trusts for the benefit of the family of Mr. Malkin, which trusts are significant stockholders of JMB Realty. Mr. Bluhm disclaims beneficial ownership of the shares of Common Stock and Unit Voting Stock beneficially owned by JMB Realty.

(12) Includes, with respect to Ms. Getzendanner and Messrs. Digney, Rooney and Segerstrom, options to acquire 6,000 shares of Common Stock each, and, with respect to Mr. Neal, options to acquire 3,000 shares of Common Stock. See "Executive Compensation -- Compensation of Directors." Includes, with respect to Messrs. Dominski, Czech, Glickman, Metz and Shrader, options as set forth under "Executive Compensation -- Aggregated Option Exercises in 1996 and Year-End Option Values."

(13) Mr. Rooney's address is 348 E. Third St., Hinsdale, Illinois 60521.

(14) Shares are held by the Segerstrom Community Property Trust of which Mr. Segerstrom is a co-trustee. Mr. Segerstrom's address is c/o Fashion Square Venturers, P.O. Box 25738, Santa Ana, California 92799.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, certain of the Company's officers, and beneficial owners of more than 10 percent of the Company's outstanding Common Stock, to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and to send copies of such reports to the Company. Based solely upon a review of such reports and amendments thereto furnished to the Company and upon written representations of certain of such persons that they were not required to file certain of such reports, the Company believes that no such person failed to file any such report on a timely basis during 1996, except that Center Partners, Ltd., JMB Realty, Neil G. Bluhm and the 1975 Judd D. Malkin Life Insurance Trust each filed one report covering one transaction which was not reported on a timely basis.

                                   PROPOSAL 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board, upon the recommendation of the Audit Committee, has appointed the firm of KPMG Peat Marwick LLP as the Company's independent auditors for 1997. KPMG Peat Marwick LLP has served as the Company's independent auditors since the Company's formation. A proposal to ratify this appointment will be presented at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to adopt this proposal. For purposes of the vote on the matter, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

     Each valid proxy returned to the Company will be voted for the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for 1997 unless the proxy specifies otherwise. The Board recommends that shareholders vote for the ratification of such appointment.

     The Company expects that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 1998 annual meeting of shareholders must be received by the Company at its principal executive offices on or before December 1, 1997 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                           PROXY SOLICITATION EXPENSE

     The cost of soliciting proxies will be borne by the Company. The Company will also request persons, firms and corporations holding shares beneficially owned by others to send proxy material to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders' reasonable expenses for doing so.

                                                                      APPENDIX A

                             URBAN SHOPPING CENTERS
                          1996 INCENTIVE UNIT PROGRAM

                                   ARTICLE 1

                       BACKGROUND AND PURPOSE OF PROGRAM

     1.1 BACKGROUND. Urban Shopping Centers, Inc., a Maryland corporation (the "REIT"), is the general partner of Urban Shopping Centers, L.P. (the "Partnership"), an Illinois limited partnership. The Partnership owns all of the preferred stock of Urban Retail Properties Co. (the "Management Company"), a Delaware corporation. The REIT, the Partnership, and the Management Company are each referred to individually as an "Affiliated Company," and collectively as the "Affiliated Companies."

     1.2 PURPOSE. The purpose of the Program is to further the long-term growth in Funds Available For Distribution ("FAD") of the REIT by offering long-term incentives to those key employees of the Partnership and Management Company who will be largely responsible for such growth.

                                   ARTICLE 2

                          DEFINITIONS AND CONSTRUCTION

     2.1 DEFINITIONS. Capitalized terms shall have the following meanings:

     (a) "Affiliated Company" and "Affiliated Companies" are defined at Section 1.1.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committees" means the REIT Committee and the Management Committee (individually, each referred to as a Committee).

     (d) "Conversion Right" means the right described in Section 4.2.5.1 of the Second Amended and Restated Agreement of Limited Partnership of Urban Shopping Centers, L.P. providing for the exchange of Units for Shares.

     (e) "Determination Date" means the date on which the REIT Committee determines if the Incentive Units for a specific Program Year have been earned (and therefore become Earned Incentive Units), which date shall be no later than March 31 following the close of such Program Year.

     (f) "Director" means a member of the Board of Directors of the REIT.

     (g) "Earned Incentive Unit" means an Incentive Unit that is earned in accordance with subsection 4.1.

     (h) "Effective Date" means January 1, 1996.

     (i) "Employer" means the Affiliated Company for whom an individual provides or is expected to provide services as an employee or otherwise, and for which services the individual is awarded the opportunity to earn Incentive Units under the Program.

     (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (k) "FAD" is defined at Section 1.2.

     (i) "Incentive Unit" means the right to receive a Unit upon the satisfaction of the performance targets described in subsection 4.2 and the vesting requirements described in subsection 4.3.

     (l) "Management Company" is defined at Section 1.1.

     (m) "Management Company Committee" means the Board of Directors of the Management Company, or a committee appointed by the Board of Directors of the Management Company, for the purpose of awarding Incentive Units under the Program and exercising certain administrative responsibilities with respect to the Program.

     (n) "Participant" means an employee of the Partnership or Management Company who has been awarded Incentive Units by the applicable Committee.

     (o) "Partnership" is defined at Section 1.1.

     (p) "Program" means the Urban Shopping Centers 1996 Incentive Unit Program, as set forth herein and as it may be amended from time to time.

     (q) "Program Year" means each of calendar years 1996, 1997, 1998 and 1999.

     (r) "REIT" is defined at Section 1.1.

     (s) "REIT Committee" means the committee appointed by the Board of Directors of the REIT consisting of two or more Directors, at least a majority of whom are "Disinterested Directors" as defined in the REIT's articles of incorporation, and each of whom is a "non-employee director" within the meaning of Rule 16b-3.

     (t) "Rule 16b-3" means Rule 16b-3 promulgated under section 16 of the Exchange Act.

     (u) "Shares" means shares of common stock, $0.01 value per share, of the REIT.

     (v) "Units" means units of limited partnership interests in the Partnership.

     2.2 CONSTRUCTION. Whenever the context so admits, the singular or plural number, and the masculine, feminine or neuter gender shall each be deemed to include the other.

                                   ARTICLE 3

                                 ADMINISTRATION

     3.1 AUTHORITY OF COMMITTEES AS TO GRANTS OF INCENTIVE UNITS.

     (a) The REIT Committee shall have sole and exclusive authority to grant Incentive Units to persons who, at the time of grant, perform services for the Partnership, or who are officers, directors or other persons subject to section 16(a) of the Exchange Act with respect to the REIT, and to determine the number of Incentive Units to be awarded to any such person.

     (b) The Management Company Committee shall have sole and exclusive authority to grant Incentive Units to persons who, at the time of grant, perform services for the Management Company and are not officers, directors or other persons subject to Section 16(a) of the Exchange Act with respect to the REIT, and to determine the number of Incentive Units to be awarded to any such person.

     3.2 AUTHORITY OF REIT COMMITTEE. Subject to the provisions of the Program, the REIT Committee shall have the authority to (a) manage and control the operation of the Program, (b) interpret and construe the provisions of the Program, and prescribe, amend and rescind rules and regulations relating to the Program, (c) make awards of Incentive Units under the Program to the class of persons described in paragraph 3.1(a) in such amounts as it deems appropriate,
(d) correct any defect or omission and reconcile any inconsistency in the Program or in any award hereunder, and (e) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of the Program. The determination of the REIT Committee on matters within its authority shall be conclusive and binding on the Affiliated Companies and all other persons.

     3.3 AUTHORITY OF MANAGEMENT COMPANY COMMITTEE. Subject to the provisions of the Program, the Management Company Committee shall have the authority to make awards of Incentive Units under the Program to the class of persons described in paragraph 3.1(b), and to correct any defect or omission and reconcile any inconsistency in the grant of any such awards.

     3.4 GENERAL PROVISIONS. All actions of either Committee shall be taken by majority vote of its members or by unanimous written consent. The determination of each Committee on matters within its authority shall be final, conclusive and binding on the Affiliated Companies and all other persons.

                                   SECTION 4

                             INCENTIVE UNIT AWARDS

     4.1 EARNING OF INCENTIVE UNITS. Each Participant who is awarded an allocation of Incentive Units as of the Effective Date, shall have the opportunity to earn the number of Incentive Units awarded to such Participant in accordance with the following schedule:

                                                                         PERCENTAGE OF AWARD
PROGRAM YEAR                                                             THAT MAY BE EARNED
------------                                                             -------------------
    1996       ......................................................            25%
    1997       ......................................................            25%
    1998       ......................................................            25%
    1999       ......................................................            25%

     Such Incentive Units shall be earned with respect to any Program Year only if both the Annual Performance Target (as described in subsection 4.2) and Cumulative Performance Target (as described in subsection 4.2) are achieved with respect to such Program Year or, if not so achieved, such Incentive Units may be earned in a subsequent Program Year if the Cumulative Performance Target is achieved with respect to such subsequent Program Year. A Participant who commences participation in the Program after the initial Program Year shall have the opportunity to earn the number of Incentive Units awarded to such Participant equally over the number of Program Years ending after the Participant commences participation in the Program.

     On the Determination Date with respect to a Program Year, the REIT Committee shall determine the number, if any, of Incentive Units that have become Earned Incentive Units in accordance with this subsection 4.1.

     4.2 PERFORMANCE TARGETS. The percentage of Incentive Units which may be earned in any Program Year in accordance with subsection 4.1, shall be determined based on the Annual Performance Targets and Cumulative Performance Targets set forth in the following table:

                                                               ANNUAL       CUMULATIVE
                                                     FAD     PERFORMANCE    PERFORMANCE
                  PROGRAM YEAR                       GOAL      TARGET*       TARGET**
                  ------------                       ----    -----------    -----------
Base Year(1995)..................................    2.22
1996.............................................    2.38        7.0%           7.0%
1997.............................................    2.54        7.0           14.6
1998.............................................    2.72        7.0           22.3
1999.............................................    2.91        7.0           30.9

-------------------------
 * Denotes target percentage increase in FAD over prior year.

** Denotes target cumulative percentage increase in FAD over base year of 1995.

     The Annual and Cumulative Performance Targets set forth above shall be subject to adjustment by the REIT Committee to the extent that the REIT Committee determines, in it sole discretion, that such adjustment is necessary or desirable.

     4.3 RESTRICTED PERIOD WITH RESPECT TO EARNED INCENTIVE UNITS. During the Restricted Period (as defined in subsection 4.5) with respect to Earned Incentive Units, the Participant shall be entitled to a payment as of each distribution date with respect to Units equal to the Participant's number of Earned Incentive Units as of the record date of such distribution, multiplied by the distribution amount per Unit payable as of such distribution date.

     As soon as practicable after the end of the Restricted Period with respect to any Earned Incentive Unit, a Unit shall be transferred to the Participant and the Participant shall have no further right to any payments under this subsection 4.3 with respect to such Earned Incentive Unit.

     4.4 FORFEITURES. Unless the Committee determines otherwise, if a Participant's employment with the Affiliated Companies terminates for any reason other than death or disability prior to the last day of the Restricted Period with respect to any Earned Incentive Unit, the Participant shall immediately forfeit and thereafter shall have no further rights with respect to such Earned Incentive Unit. Upon a Participant's termination of employment for any reason (including death or disability), any Incentive Units awarded to such Participant that have not yet been earned in accordance with subsection 4.1, shall immediately be forfeited and the Participant shall have no rights with respect thereto.

     4.5 RESTRICTED PERIOD. The "Restricted Period" with respect to any Earned Incentive Units for any Program Year, shall be the period beginning on the Determination Date for such Program Year and ending on the date such Earned Incentive Units become vested.

     (a) Subject to subsection 4.4 and the provisions of paragraphs (b) and (c) below, 1/3 of the Earned Incentive Units for any Program Year shall become vested on the first January 1 immediately following the Determination Date for such Program Year, another 1/3 of such Earned Incentive Units shall become vested on the second January 1 following such Determination Date, and the final 1/3 of such Earned Incentive Units shall become vested on the third January 1 following such Determination Date.

     (b) If a Participant's employment with the Affiliated Companies terminates by reason of death or disability, any Earned Incentive Units shall immediately become vested in full.

     (c) If a Change in Control (as defined below) occurs while a Participant is employed by the Affiliated Companies, any Earned Incentive Units shall immediately become vested in full. The term "Change in Control" means the first to occur of the following events:

          (i) any person or group of commonly controlled persons other than JMB Realty Corporation or any of its affiliated or associated entities owns or controls, directly or indirectly, fifty percent (50%) or more of the voting control or value of the capital stock of the REIT; or

          (ii) any person or group of commonly controlled persons other than JMB Realty Corporation or any of its affiliated or associated entities owns or controls, directly or indirectly, twenty percent (20%) or more of the voting control or value of the capital stock of the REIT and such ownership or control percentage is greater than the then ownership or control percentage of JMB Realty Corporation and all of its affiliated or associated entities.

                                   ARTICLE 5

                            UNITS SUBJECT TO AWARDS

     5.1 NUMBER OF UNITS SUBJECT TO AWARDS. Subject to adjustment in accordance with the provisions of subsection 5.3, the aggregate number of Units which may be issued under the Program may not exceed 525,000 Units. If, and to the extent that, any awards granted under the Program terminate, expire or are forfeited, the number of Units subject to the terminated, expired or forfeited award shall again be available for awards under the Program.

     5.2 RESERVATION AND CHARACTER OF SHARES. There shall be reserved by the REIT at all times for exchange pursuant to a Conversion Right for a Unit awarded under the Program an aggregate number of Shares equal to the maximum number of Units which may be subject to award under the Program. Shares delivered in connection with Conversion Rights exercised as to Units received under the Program may be acquired from authorized but unissued Shares or issued Shares held in the REIT's treasury, or both. Units delivered under the Program may be acquired from the Partnership without regard to whether the Partnership has previously set aside such Units for issuance under the Program.

     5.3 ADJUSTMENT. In the event that the REIT Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, Units, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares, Units or other securities, the issuance of warrants or other rights to purchase Shares, Units or other securities, or other similar corporate or partnership transaction or event affects the Units with respect to which awards may be issued under the Program, such that an adjustment is determined by the REIT Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Program, then the REIT Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units that thereafter may be made the subject of awards under the Program, and (ii) the number and type of any Incentive Units subject to awards under the Program which have not yet been earned or vested.

                                   SECTION 6

                                 MISCELLANEOUS

     6.1 NO RIGHTS OF OWNER UNTIL ISSUANCE. No person receiving an award of Incentive Units under the Program shall have any of the rights of a partner in the Partnership with respect to the Units made subject to such award until such Incentive Units have become earned and vested and a Unit shall have been transferred to such person.

     6.2 TAX WITHHOLDING. The Employer of a Participant shall notify the Participant of any income tax withholding requirements arising as a result of an award under the Program. The Employer shall have the right to require the Participant to pay such withholding taxes and, unless provided otherwise by the applicable Committee, the Participant may request that Units be withheld to satisfy such withholding. If the Participant shall fail to make such tax payments as are required, the Employer shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations, including, but not limited to, withholding of Units sufficient to satisfy the Employer's tax withholding obligations.

     6.3 NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Program nor any award hereunder shall confer upon any employee or other individual the right to continue in the employment or service of any of the Affiliated Companies or affect any right that the Employer may have to terminate the employment or service of (or to demote or to exclude from future awards under the Program) any such employee or other individual, with or without cause, at any time.

     6.4 SEVERABILITY. If any provision of the Program shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Program or part thereof, each of which remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Program shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Program, and if the making of any payment in full or the provision of any other benefit required under the Program in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Program.

     6.5 GOVERNING LAW. The Program and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the internal laws of the State of Maryland and construed accordingly.

                                   SECTION 7

                           AMENDMENT AND TERMINATION

     The Board of Directors of the REIT may, at any time and in any manner, amend, suspend or terminate the Program or any award outstanding under the Program; provided however, no such amendment or termination shall materially adversely alter or impair the rights of Participants with respect to awards previously made under the Program without the consent of the Participant.

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[X] PLEASE MARK YOUR                                                                                                          6652
    VOTE AS IN THIS
    EXAMPLE.

                                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3

                    FOR       WITHHOLD
                    all     vote for all
                  nominees    nominees                                                                      FOR    AGAINST   ABSTAIN

1. Election of      [ ]         [ ]                        2. The approval of the Urban Shopping Centers    [ ]      [ ]       [ ]
   Directors                                                  1996 Incentive Unit Program.
   (See Reverse)
                                                           3. The ratification of the appointment of KPMG   [ ]      [ ]       [ ]
For, except vote withheld from the following nominee(s):      Peat Marwick LLP as Independent auditors for
                                                              1997.
--------------------------------------------------------
                                                           4. To vote upon any other matters that may properly be presented at the meeting according to their best judgment and in their discretion.

                                                                               Please sign exactly as name appears hereon.  If
                                                                               shares are held jointly, each joint tenant should
                                                                               sign.  If signing as attorney, executor,
                                                                               administrator, trustee or guardian or as officer of a
                                                                               corporation or other entity, please give full title.
                                                                               Please sign, date and return this proxy card promptly
                                                                               using the enclosed envelope.

                                                                               -----------------------------------------------------
                                                                                Signature                                 Date

                                                                               -----------------------------------------------------
                                                                                Signature, if held jointly                Date

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


                         URBAN SHOPPING CENTERS, INC.
                                    PROXY

      THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

P                       ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 6, 1997
R
         The undersigned hereby appoints each of Neil G. Bluhm, Matthew S.
O Dominski and Judd D. Malkin, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of
X Urban Shopping Centers, Inc. to be held on May 6, 1997, and at any adjournments or postponements thereof, and to cast at such meeting the
Y votes that the undersigned would be entitled to cast if present at such meeting, in accordance with the following instructions. IF NO INSTRUCTIONS ARE INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 ON THE REVERSE HEREOF.

         The election of the following persons as directors:

         Neil G. Bluhm, James B. Digney, Matthew S. Dominski, Susan Getzendanner, Judd D. Malkin, John E. Neal, Phillip B. Rooney, John G. Schreiber, Henry T. Segerstrom.

         The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy.

             (Continued and to be signed and dated on the reverse side.)
--------------------------------------------------------------------------------